UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2007

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30093	#51-0380839
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

10240 Sorrento Valley Road, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 320-8000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On April 26, 2007, Websense, Inc., a Delaware corporation (“Websense”), entered into the Senior Credit Agreement for a $300 million senior credit facility and an interim credit facility in connection with the funds certain requirements for the acquisition of SurfControl plc, a company registered in England and Wales (“SurfControl”), that was announced on April 26, 2007. Websense completed the acquisition of SurfControl on October 3, 2007. In order to finance a portion of the purchase price, on October 11, 2007, Websense amended and restated the Senior Credit Agreement among Websense, as borrower, the lenders from time to time parties thereto, Morgan Stanley as sole lead arranger and sole bookrunner, Morgan Stanley as senior administrative agent, Bank of America, N.A., as syndication agent, Key Bank National Association, JP Morgan Chase Bank and Citibank, N.A., as co-documentation agents, Morgan Stanley as senior administrative agent, and Morgan Stanley & Co. Incorporated, as senior collateral agent for the benefit of the secured parties. The $225 million senior credit facility described in the amended and restated Senior Credit Agreement consists of a five year $210 million term loan and a $15 million revolving credit facility. The term loan was fully funded on October 11, 2007 and the revolving line of credit remains unused. The senior credit facility is secured by substantially all of the assets of Websense, including pledges of subsidiaries (subject to limitations in the case of foreign subsidiaries) and by secured guarantees by Websense’s domestic subsidiaries. The term loan amortizes at a rate of 2.5%, 10%, 12.5%, and 15%, respectively, during the first four years of the term and 60% during the fifth year. The initial interest rate is LIBOR plus 250 basis points (7.62% for the first month), and is subject to step downs in the spread over LIBOR based upon improvements in Websense’s total leverage ratio. The amended and restated Senior Credit Agreement contains financial covenants, comprised of a consolidated leverage ratio and a consolidated interest coverage ratio. The amended and restated Senior Credit Agreement also contains affirmative and negative covenants. Websense is not borrowing any amounts under the interim credit facility, which is terminated by its terms.

The foregoing description of the amended and restated Senior Credit Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the amended and restated Senior Credit Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Amended and Restated 2000 Stock Incentive Plan

On October 15, 2007, the Websense Board of Directors (the “Board”) approved the amendment and restatement of the 2000 Stock Incentive Plan (the “Amended Stock Incentive Plan”), to provide that each individual who is first elected or appointed as a non-employee member of the Board (a “Non Employee Director”) shall automatically be granted a non-statutory option to purchase 100,000 shares of common stock, granted and priced on the last trading day for Websense common stock in the calendar month in which such initial election or appointment to the Board occurs, instead of being granted and priced on the date of such initial election or appointment. The shares subject to such initial grant shall vest, and the Websense repurchase right shall lapse, in a series of forty-eight successive equal monthly installments upon the optionee’s completion of each month of service as a Board member over the forty-eight month period measured from the option grant date instead of vesting in a series of four successive annual installments upon the optionee’s completion of each year of service as a Board member. The Amended Stock Incentive Plan provides that each individual who continues to serve as a Non Employee Director shall automatically be granted a non-statutory option to purchase 12,500 shares of common stock, instead of 5,000 shares of common stock, granted and priced on the date of each Websense annual stockholders meeting, provided that such individual has served as a Non Employee Director for at least six months. The shares subject to such annual grant shall vest, and the Websense repurchase right shall lapse, in a series of twelve successive equal monthly installments upon the optionee’s completion of each month of service as a Board member measured from the option grant date instead of vesting in one installment upon the Optionee’s completion of the one year period of service measured from the grant date. Pursuant to the Amended Stock Incentive Plan, each member of the Board shall have thirty-six months, instead of twelve months, from the date of cessation of service as a Board member to exercise options.

The foregoing description of the Amended Stock Incentive Plan contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated 2000 Stock Incentive Plan, which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit No.	Description

10.1

$225,000,000 Amended and Restated Senior Credit Agreement, among Websense, Inc. as borrower, the lenders from time to time parties thereto, Morgan Stanley Senior Funding, Inc. as sole lead arranger and sole bookrunner, Morgan Stanley Senior Funding, Inc. as senior administrative agent, Bank of America, N.A., as syndication agent, Key Bank National Association, JP Morgan Chase Bank and Citibank, N.A., as co-documentation agents, Morgan Stanley Senior Funding, Inc. as senior administrative agent, and Morgan Stanley & Co. Incorporated, as senior collateral agent for the benefit of the secured parties.

10.2	Amended and Restated 2000 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: October 17, 2007	/s/ Dudley Mendenhall
Dudley Mendenhall

Chief Financial Officer (principal financial and
accounting officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1

$225,000,000 Amended and Restated Senior Credit Agreement, among Websense, Inc. as borrower, the lenders from time to time parties thereto, Morgan Stanley Senior Funding, Inc. as sole lead arranger and sole bookrunner, Morgan Stanley Senior Funding, Inc. as senior administrative agent, Bank of America, N.A., as syndication agent, Key Bank National Association, JP Morgan Chase Bank and Citibank, N.A., as co-documentation agents, Morgan Stanley Senior Funding, Inc. as senior administrative agent, and Morgan Stanley & Co. Incorporated, as senior collateral agent for the benefit of the secured parties.

10.2	Amended and Restated 2000 Stock Incentive Plan.